Exhibit 10.87
SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS
This Settlement Agreement and Release of Claims (“Agreement”) is between Syntroleum Corporation, a Delaware corporation (which, together with its affiliated entities, parent entities, subsidiary entities, members, shareholders, directors, officers, partners, representatives, attorneys, accountants, auditors, agents, employees, assigns, and predecessors and successors-in-interest are collectively referred to herein as “Syntroleum”) and Fletcher International, Ltd., a Bermuda corporation (which, together with its affiliated entities (including, but not limited to, Fletcher Asset Management), parent entities, subsidiary entities, members, shareholders, directors, officers, partners, representatives, attorneys, accountants, auditors, agents, employees, assigns, and predecessors and successors-in-interest are collectively referred to herein as “Fletcher”).
It is the intent of this Agreement (a) to settle and forever resolve all claims that Syntroleum and Fletcher have or may have against one another, which claims arise out of or in any way relate to that certain agreement (and any exhibits thereto) between Syntroleum Corporation and Fletcher International, Ltd. dated November 18, 2007 and/or the amendments thereto, (collectively, the “November 2007 Agreement”); (b) to extinguish the rights, duties, and obligations that either Syntroleum or Fletcher had, have or may have under the November 2007 Agreement; (c) to dismiss, with prejudice, all litigation currently pending between Syntroleum and Fletcher; and (d) to enter into a new agreement relating to Fletcher’s purchase of stock in Syntroleum and related issues (the “Securities Purchase Agreement,” attached hereto as Exhibit A).

For and in consideration of the mutual promises and undertakings set forth herein, the mutual execution and delivery of this Agreement, the mutual execution and delivery of the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, Syntroleum and Fletcher agree as follows:
1. Syntroleum hereby releases and forever discharges Fletcher of and from all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, natural or unnatural that have been, could have been or in the future can or might be asserted in Civil Action No. 08-cv-5851, Fletcher International, Ltd. vs. Syntroleum Corporation, in the United States District Court for the Southern District of New York, or in Case No. 08-VC-00384 JHP-FHM, Syntroleum Corporation v. Fletcher International, Ltd., in the United States District Court for the Northern District of Oklahoma, or in any other forum or tribunal, under or in any way relating to the November 2007 Agreement, or otherwise.
2. Fletcher hereby releases and forever discharges Syntroleum of and from all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, natural or unnatural that have been, could have been or in the future can or might be asserted in Civil Action No. 08-cv-5851, Fletcher International, Ltd. vs. Syntroleum Corporation, in the United States District Court for the Southern District of New York, or in Case No. 08-VC-00384 JHP-FHM, Syntroleum Corporation v. Fletcher International, Ltd., in the United States District Court for the Northern District of Oklahoma, or in any other forum or tribunal, under or in any way relating to the November 2007 Agreement, or otherwise.

3. With respect to any and all claims released in this Agreement, Syntroleum and Fletcher expressly waive any and all provisions, rights and benefits conferred by any federal, state, local, statutory, or common law or any other law, rule or regulation, including the law of any jurisdiction outside of the United States, which is similar, comparable or equivalent to CAL CIV. CODE § 1542 which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Syntroleum and Fletcher acknowledge and agree that the release of unknown claims in this Agreement was separately bargained for and was a key element of this settlement, and each of the parties assumes the risk of their respective subsequent discovery or understanding of any matter, fact or law that, if now known or understood, would in any respect have affected its entering into this Agreement.
4. Notwithstanding anything herein to the contrary, any and all disputes arising under the Securities Purchase Agreement are specifically excluded from the foregoing mutual releases.
5. Within five (5) business days of the closing of the initial investment transaction described in the attached Securities Purchase Agreement, Syntroleum and Fletcher will promptly file all papers required to effect the dismissal, with prejudice, of Civil Action No. 08-cv-5851, Fletcher International, Ltd. vs. Syntroleum Corporation, in the United States District Court for the Southern District of New York. Such dismissal shall provide that each party will bear its own attorneys’ fees and expenses and taxable costs of court will be assessed, if at all, against the party who incurred same.

6. Upon execution and delivery of both the Securities Purchase Agreement and this Agreement by both Fletcher and Syntroleum, the November 2007 Agreement is hereby terminated in all respects and for all purposes.
7. Syntroleum and Fletcher acknowledge, represent and warrant to each other:
a. That they have been fully informed and have full knowledge of the terms, conditions, and effects of this Agreement;
b. That they have been represented by independent legal counsel of their choice throughout all negotiations preceding execution of this Agreement and have received the advice of such attorneys in entering into this Agreement;
c. That they, either directly or through independently retained attorneys, have fully investigated to their satisfaction all facts surrounding the various claims, controversies, and disputes and are fully satisfied with the terms and effects of this Agreement;
d. That no promise or inducement has been offered or made to them, except as expressly stated in this Agreement and the Securities Purchase Agreement;
e. That this Agreement is executed without reliance on any statement or representation by any third party or any third party’s agent, and that this Agreement and the Securities Purchase Agreement supersede all prior negotiations and discussions;
f. That they are the sole owners of the claims or causes of action that they have released in this Agreement and that they have not previously assigned or transferred or purported to assign or transfer any interest in any such claims or causes of action to any other person or entity;
g. That they are not in a disparate bargaining position with respect to the negotiation of this Agreement and are executing this Agreement of their own free will, act, and deed; and
h. That they have full authority to enter into this Agreement and are competent to do so, and that this Agreement constitutes a legal, valid, and binding obligation enforceable against them in accordance with its terms.
In addition to the foregoing, each party acknowledges, warrants, and represents to the other that the person executing this Agreement on its behalf is duly authorized and empowered to do so and that all corporate and other formalities necessary for its approval of this Agreement have been satisfied. Each of the parties recognizes and acknowledges that they have relied on each of the foregoing acknowledgments, representations, and warranties in entering into this Agreement and each agrees that these acknowledgments, representations, and warranties shall survive the execution of this Agreement.

8. This Agreement shall neither constitute nor be construed as an adjudication or finding on the merits of any of the allegations raised in any litigation between Syntroleum and Fletcher and shall not in any manner constitute or be deemed to be an admission of liability or culpability on the part of Syntroleum or Fletcher, all such liability being expressly denied.
9. The effective date of this Agreement shall be the last date it is executed and delivered by any of the parties. This Agreement may be executed in one or more identical, separate counterparts, each of which shall be an original as against the party who signed it, and all of which shall constitute one and the same instrument. Facsimile and PDF copies of signatures shall be accepted as original signatures.
10. This Agreement and the Securities Purchase Agreement embody the entire agreement among the parties hereto and supersede all prior proposals, negotiations, agreements, and understandings relating to the subject matter hereof, and neither party is relying upon any statement or representation that is not contained in this Agreement, or in the Securities Purchase Agreement.
11. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including purchasers of all or substantially all of the assets of any corporate party hereto.
12. In the event any litigation is initiated between Fletcher and Syntroleum after the date of this Agreement with respect to this Agreement, any prevailing party, as determined by a court of competent jurisdiction, shall be entitled to recover such party’s reasonable attorneys’ fees and costs from and against any non-prevailing party.

13. This Agreement shall be governed by, and construed in accordance with the internal laws of the State of New York, without regard for New York’s conflict of law principles. Each of the parties hereto hereby submits to the exclusive jurisdiction of any state or federal court in the Southern District of New York and any court hearing any appeal therefrom, over any suit, action or proceeding arising out of or based upon this Agreement. Each of the parties hereto hereby waives any objection to any proceeding in such court whether on the grounds of venue, residence or domicile or on the ground that the proceeding has been brought in an inconvenient forum.
14. Each party and counsel for each party to this Agreement have reviewed this Agreement and have participated in its drafting, and, accordingly, no party shall attempt to invoke any rule of construction to the effect that ambiguities are to be resolved against the drafting party in any interpretation of this Agreement.
15. In the event that any provision of this Agreement should be held to be void, voidable, or unenforceable in any respect, the remaining portions of this Agreement shall remain in full force and effect, unless the provision held to be void, voidable, or unenforceable is a material term that forms the basis for this Agreement.
16. Any modification or waiver of any provision of this Agreement, or any consent to any departure from its terms, shall not be binding unless the same is in writing and signed by all of the parties hereto.
17. In the event there is any material conflict between this Agreement and the Securities Purchase Agreement, the specific provisions of this Agreement shall govern.

SYNTROLEUM CORPORATION on behalf of Syntroleum (as defined above)

By:	/s/ Edward G. Roth

Edward G. Roth

	Its:	Chief Executive Officer

Dated:		10/14/09

FLETCHER INTERNATIONAL, LTD. on behalf of Fletcher (as defined above)

By:	/s/ Peter Zayfert

Peter Zayfert

	Its:	Authorized Signatory

Dated:		10/13/09

By:	/s/ Stewart Turner

Stewart Turner

	Its:	Authorized Signatory

Dated:		10/13/09